  Exhibit 99.1

RumbleOn, Inc. Announces Proposed Public Offering
of its Class B Common Stock

Dallas, Texas, January 9, 2020 – RumbleOn, Inc. (Nasdaq: RMBL) (the “Company”), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade, or finance pre-owned vehicles, today announced that it is proposing to offer and sell, subject to market conditions, shares of its Class B Common Stock in an underwritten public offering. The Company expects to grant the underwriter a 30-day option to purchase up to an additional 15 percent of the shares of Class B Common Stock offered in the public offering to cover over-allotments, if any. All of the Class B Common Stock is being offered by the Company.

In addition, certain convertible bond holders have proposed to exchange up to $25 million of the Company's 6.75% Convertible Senior Notes due 2024 for new 6.75% Convertible Senior Notes due in 2025 (the “New Notes”) and purchase up to $7.5 million of additional New Notes. Each of the proposed public offering and note exchange are contingent on the successful completion of both.

RumbleOn intends to use the net proceeds from the offering and the note exchange for working capital and general corporate purposes, which may include further technology development, increased spending on marketing and advertising and capital expenditures necessary to further grow the business. The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM:NHLD) is acting as sole book running manager for the offering.

A shelf registration statement relating to the shares of Class B Common Stock being offered was filed with the U.S. Securities and Exchange Commission (SEC) on Form S-3 (Reg. No. 333-234340) and was declared effective by the SEC on October 31, 2019. Any offer will be made only by means of a prospectus supplement and accompanying base prospectus forming a part of the effective registration statement. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may be obtained by request to the offices of National Securities Corporation, Attn: Charles Wanyama, Syndicate, 200 Vesey St, 25th Floor, New York, NY 10281, Telephone: (212)-417-3634; Email: prospectusrequest@nationalsecurities.com;or on the SEC’s website at http://www.sec.gov.

A final prospectus supplement describing the terms of the offering will be filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

About RumbleOn, Inc.

RumbleOn (NASDAQ: RMBL) is an e-commerce company that uses innovative technology to simplify how dealers and customers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace. Leveraging its capital-light network of 17 regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For more information, please visit http://www.rumbleon.com.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

The Blueshirt Group:
Whitney Kukulka
Investors@rumbleon.com

Source: RumbleOn, Inc.